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Exhibit 32.2

Written Statement of the Chief Financial Officer
Pursuant to 18 U.S.C. § 1350

        Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer, Treasurer and Secretary of DigitalNet Holdings, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack Pearlstein Jack Pearlstein March 24, 2004

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  Exhibit 32.2
Written Statement of the Chief Financial Officer Pursuant to 18 U.S.C. § 1350